                                                      1940 Act File No. 811-6071

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


   Post-Effective Amendment No.------- ........................

                                    and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940  X
                                                                 -

   Amendment No.   38     ...................................    X
                 -------                                         -

                            BT INSTITUTIONAL FUNDS
              (Exact Name of Registrant as Specified in Charter)

                               One South Street
                           Baltimore, Maryland 21202
                   (Address of Principal Executive Offices)

                                 (410) 895-5000
                        (Registrant's Telephone Number)

Daniel O. Hirsch, Esq.        Copies to:          Burton M. Leibert, Esq.
One South Street                                  Willkie Farr & Gallagher
Baltimore, Maryland 21202                         787 Seventh Ave
(Name and Address of Agent                        New York, New York 10019
for Service)

EXPLANATORY NOTE: This Registration Statement has been filed by BT Institutional Funds (the "Registrant") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest of Daily Assets Fund (the "Fund"), a series of the Registrant, are not being registered under the Securities Act of 1933 (the "1933 Act") since such shares will be issued by the Registrant solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Shares of the Fund may only be purchased by "accredited investors," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of beneficial interest of the Fund.

          CONFIDENTIAL PRIVATE OFFERING MEMORANDUM: OCTOBER 28, 1999
                           Do Not Copy or Circulate

Prospective
Investor____________                                        Copy #_________


                           [LOGO OF BT Mutual Funds]


Institutional
Daily Assets Fund

                    With the goal of achieving
                    a high level of current
                    income consistent with
                    liquidity and the
                    preservation of capital


                    TRUST: BT INSTITUTIONAL FUNDS

                    INVESTMENT ADVISER: BANKERS TRUST COMPANY

                    [The securities described in this memorandum are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and have not been registered with the Securities and Exchange Commission. Like shares of all mutual funds, these securities have not been approved or disapproved by the Securities and Exchange Commission, nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this memorandum. Any representation to the contrary is a criminal offense.]

                    NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.

                    NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST'S REGISTRATION STATEMENT FILED UNDER THE INVESTMENT COMPANY ACT.

                    FOR FLORIDA INVESTORS
                    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. IF SALES ARE MADE TO FIVE (5) OR MORE INVESTORS IN FLORIDA, ANY FLORIDA INVESTOR MAY, AT THE INVESTOR'S OPTION, VOID ANY PURCHASE HEREUNDER WITHIN A PERIOD OF THREE (3) DAYS AFTER THE INVESTOR (A) FIRST TENDERS OR PAYS TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT THE

CONSIDERATION REQUIRED HEREUNDER OR (B) DELIVERS ITS EXECUTED SUBSCRIPTION AGREEMENT, WHICHEVER OCCURS LATER. TO ACCOMPLISH THIS, IT IS SUFFICIENT FOR A FLORIDA INVESTOR TO SEND A LETTER OR TELEGRAM TO THE ISSUER WITHIN SUCH THREE
(3) DAY PERIOD, STATING THAT THE INVESTOR IS VOIDING AND RESCINDING THE PURCHASE. IF AN INVESTOR SENDS A LETTER, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT THE LETTER IS RECEIVED AND TO EVIDENCE THE TIME OF MAILING.

FOR GEORGIA INVESTORS
THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

FOR NEW HAMPSHIRE RESIDENTS
NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE ATTORNEY GENERAL OR THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR TRANSACTION MEANS THAT THE ATTORNEY GENERAL HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                                       2
                                       --

                                   Overview

                                          of the Institutional Daily Assets Fund

    --                                                                  --
          Goal: The Fund seeks a high level of current income consistent with liquidity and the preservation of capital.

          Core Strategy: The Fund invests in high quality money market instruments.

    --                                                                  --

INVESTMENT POLICIES AND STRATEGIES
The Fund seeks its objective by investing in high quality money market instruments, maintaining a dollar-weighted average maturity of 90 days or less. The Fund attempts to maintain a stable share price by investing in securities that are valued in U.S. dollars, have remaining maturities of 397 days or less and are of the highest quality. The Fund invests more than 25% of its total assets in banks and other financial institutions.

     Institutional Daily Assets Fund

     Overview of the Institutional Daily Assets Fund

3    Goal

3    Core Strategy

3    Investment Policies and Strategies

4    Principal Risks of Investing in the Fund

4    Who Should Consider Investing in the Fund

5    Annual Fund Operating Expenses

     A Detailed Look at the Institutional
     Daily Assets Fund

6    Objective

6    Strategy

6    Principal Investments

6    Risks

7    Management of the Fund

8    Calculating the Fund's Share Price

9    Dividends and Distributions

9    Tax Considerations

9    Buying and Selling Fund Shares

10   Financial Highlights

                                       3
                                       --

Overview of the Institutional Daily Assets Fund

PRINCIPAL RISKS OF INVESTING IN THE FUND
Although the Fund seeks to preserve the value of your investment at $1.00 a share, there are risks associated with investing in the Fund. For example:
 . A rise in interest rates could cause the bond market and individual securities in the Fund's portfolio to decline in value.
 . An issuer's creditworthiness could decline, which in turn may cause the value of a security in the Fund's portfolio to decline.
 . Changes in interest rates or economic downturns could have a negative effect on issuers in the financial services industry.

WHO SHOULD CONSIDER INVESTING IN THE FUND
Shares of the Fund are being offered for investment only to investors who qualify as both:
 . Accredited investors as defined under Regulation D of the Securities Act of 1933, as amended, and
 . institutional investors.

Shares of the Fund are not being offered to individuals or to entities organized for the purpose of investing on behalf of individuals. Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Fund.

You should consider investing in the Fund if you are looking for a cash management vehicle that offers income approximating money market rates and preserves the value of your capital. A majority of the Fund's investors use the Fund to invest cash collateral received in connection with securities lending transactions as part of their participation in Bankers Trust's securities lending program.

You should not consider investing in the Institutional Daily Assets Fund if you seek long-term capital growth. Although it provides a convenient means of diversifying short-term investments, the Fund by itself does not constitute a balanced investment program.

An investment in the Institutional Daily Assets Fund is not a deposit of Bankers Trust Company or any other bank, and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

                                       4
                                       --

                                 Overview of the Institutional Daily Assets Fund

ANNUAL FUND OPERATING EXPENSES
(expenses paid from Fund assets)

The Annual Fees and Expenses table to the right describes the fees and expenses that you may pay if you buy and hold shares of the Institutional Daily Assets Fund.

Expense Example. The example below illustrates the expenses you would have incurred on a $10,000 investment in the Fund. The numbers assume that the Fund earned an annual return of 5% over the periods shown, that the Fund's operating expenses remained the same, and that you redeem your shares at the end of the period.

You may use this hypothetical example to compare the Fund's expense history with other funds. Your actual costs may be higher or lower.

/1/ Bankers Trust Company has agreed, for the 16-month period from the Fund's fiscal year end of June 30, 1999, to waive its fees and reimburse expenses so that total expenses will not exceed 0.12%.
/2/ For the first 16 months, the expense example takes into account fee waivers and reimbursements.
Annual Fees and Expenses

                                            Percentage of Average
                                              Daily Net Assets
-----------------------------------------------------------------
Management Fees                                     0.10%
-----------------------------------------------------------------
Distribution and Service (12b-1) Fees                None
-----------------------------------------------------------------
Other Fund Operating Expenses                       0.022%
-----------------------------------------------------------------
Total Fund Operating Expenses                       0.122%
-----------------------------------------------------------------
Less: Fee Waivers or Expense Reimbursement         (0.002)%/1/
-----------------------------------------------------------------
Net Expenses                                        0.12%
-----------------------------------------------------------------

--                                                             --

 Expense Example/2/

  1 year           3 years           5 years          10 years
 ---------------------------------------------------------------
  $12                $39               $69              $156

--                                                             --

                                       5
                                       --

                                A detailed look

                                          at the Institutional Daily Assets Fund

OBJECTIVE
The Institutional Daily Assets Fund seeks a high level of current income consistent with liquidity and the preservation of capital by investing in high quality short-term money market instruments.

While we give priority to earning income and maintaining the value of the Fund's principal at $1.00 per share, all money market instruments, including U.S. government obligations, can change in value when interest rates change or an issuer's creditworthiness changes.

The Fund's objective is not a fundamental policy. We must notify shareholders before we can change it, but we do not require their approval to do so.

STRATEGY
The Fund seeks current income by investing in high quality money market securities and maintains a dollar-weighted average maturity of 90 days or less. The Fund follows two policies designed to maintain a stable share price.

Generally, Fund securities are valued in U.S. dollars and have remaining maturities of 397 days (about 13 months) or less at the time of purchase. The Fund may also invest in securities that have features that reduce their maturities to 397 days or less at the time of purchase.

The Fund buys U.S. government debt obligations, money market instruments and other debt obligations that at the time of purchase:
 . have received the highest short-term rating from two nationally recognized statistical rating organizations;
 . have received the highest short-term rating from one rating organization (if only one organization rates the security);
 . are unrated, but are determined to be of similar quality by the Fund's Investment Adviser; or
 . have no short-term rating, but are rated in one of the top three highest long-term rating categories, or are determined to be of similar quality by the Fund's Investment Adviser.

PRINCIPAL INVESTMENTS
The Fund may invest in high-quality, short-term, dollar-denominated money market instruments paying a fixed, variable or floating interest rate. These include:
 . Debt obligations issued by U.S. and foreign banks, financial institutions, corporations or other entities, including certificates of deposit, euro-time deposits, commercial paper (including asset-backed commercial paper), notes, funding agreements and U.S. government securities. Securities that do not satisfy the maturity restrictions for a money market fund may be specifically structured so that they are eligible investments for money market funds. For example, some securities have features, which have the effect of shortening the security's maturity.
 . U.S. government securities that are issued or guaranteed by the U.S. Treasury, or by agencies or instrumentalities of the U.S. Government.
 . Repurchase agreements, which are agreements to buy securities at one price, with a simultaneous agreement to sell back the securities at a future date at an agreed-upon price.
 . Asset-backed securities, which are generally participations in a pool of assets whose payment is derived from the payments generated by the underlying assets. Payments on the asset-backed security generally consist of interest and/or principal.

Because many of the Fund's principal investments are issued or credit-enhanced by banks or other financial institutions, the Fund may invest more that 25% of its total assets in the financial services industry.

RISKS
Below we set forth some of the prominent risks associated with money market mutual funds. Although we attempt to assess the likelihood that these risks may actually occur and to limit them, we make no guarantee that we will succeed. If a security no longer meets the Fund's requirements, we will attempt to sell that security within a reasonable time, unless selling the security would not be in the Fund's best interest.

Primary Risks

Interest Rate Risk. Money market instruments, like all debt securities, face the risk that the securities will decline in value because of changes in interest rates. Generally, investments subject to interest rate risk will decrease in value when interest rates rise and increase when interest rates decline. To minimize such price fluctuations, the Fund adheres to the following practices:

                                       6
                                       --

                         A Detailed Look at the Institutional Daily Assets Fund

 . We limit the dollar-weighted average maturity of the securities held by the Fund to 90 days or less. Generally, rates of short-term investments fluctuate less than longer-term bonds.
 . We primarily buy securities with remaining maturities of 13 months or less. This reduces the risk that the issuer's creditworthiness will change, or that the issuer will default on the principal and interest payments of the obligation.

Credit Risk. A money market instrument's credit quality depends on the issuer's ability to pay interest on the security and repay the debt: the lower the credit rating, the greater the risk that the security's issuer will default, or fail to meet its payment obligations. The credit risk of a security may also depend on the credit quality of any bank or financial institution that provides credit enhancement for it. The Fund only buys high quality securities with minimal credit risk.

Market Risk. Although individual securities may outperform their market, the entire market may decline as a result of rising interest rates, regulatory developments or deteriorating economic conditions.

Security Selection Risk. While the Fund invests in short-term securities, which by nature are relatively stable investments, the risk remains that the securities we have selected will not perform as expected. This, in turn, could cause the Fund's returns to lag behind those of similar money market funds.

Repurchase Agreement Risk. A repurchase agreement exposes the Fund to the risk that the party that sells the securities defaults on its obligation to repurchase them. In this circumstance, the Fund can lose money because:
 . it cannot sell the securities at the agreed-upon time and price; or . the securities lose value before they can be sold.

The Fund seeks to reduce this risk by monitoring, under the supervision of its Investment Adviser, the creditworthiness of the sellers with whom it enters into repurchase agreements. The Fund also monitors the value of the securities to ensure that they are at least equal to the total amount of the repurchase obligations, including interest and accrued interest.

Concentration Risk. Because the Fund may invest more than 25% of its total assets in the financial services industry, it may be vulnerable to setbacks in that industry. Banks and other financial service companies are highly dependent on short-term interest rates and can be adversely affected by downturns in the U.S. and foreign economies or changes in banking regulations.

Prepayment Risk. When a bond issuer, such as an issuer of asset-backed securities, retains the right to pay off a high yielding bond before it comes due, the Fund may have no choice but to reinvest the proceeds at lower interest rates. Thus, prepayment may reduce the Fund's income. It may also create a capital gains tax liability, because bond issuers usually pay a premium for the right to pay off bonds early.

Secondary Risk

Year 2000 Risk. As with most businesses, the Fund faces the risk that the computer systems of its Investment Adviser and other companies on which it relies for service or issuers in which it invests will not accommodate the changeover necessary from dates in the year 1999 to dates in the year 2000. These risks could adversely affect:
 . the issuers in which the Fund invests, which could impact the value of the Fund's investments;
 . our ability to service your Fund account, including our ability to meet your requests to buy and sell Fund shares; and
 . our ability to trade securities held by the Fund or to accurately price securities held by the Fund.

We are working both internally and with our business partners and service providers to address this problem. If we-- or our business partners, service providers, government agencies or other market participants--do not succeed, it could materially affect shareholder services or the value of the Fund's shares.

MANAGEMENT OF THE FUND
Board of Trustees. The Fund's shareholders, voting in proportion to the number of shares each owns, elect a Board of Trustees, and the Trustees supervise all of the Fund's activities on their behalf.

Investment Adviser. Under the supervision of the Board of Trustees, Bankers Trust Company, referred to throughout as Bankers Trust, with headquarters at 130 Liberty Street, New York, NY 10006, acts as the Fund's Investment Adviser. As Investment Adviser, Bankers Trust makes the Fund's investment decisions and assumes responsibility for the securities the Fund owns. It buys and sells securities for the Fund and conducts the research that leads to the purchase and sale decisions. Bankers Trust received a fee of 0.10% of the Fund's average daily net assets for its services in the last fiscal year.

As of June 30, 1999, Bankers Trust had total assets under management of approximately $287 billion. Bankers Trust is dedicated to servicing the needs of corporations, governments, financial institutions, and private clients and has invested retirement assets on behalf of the nation's largest

                                       7
                                       --

A Detailed Look at the Institutional Daily Assets Fund

corporations and institutions for more than 50 years. The scope of the firm's capability is broad: it is a leader in both the active and passive quantitative investment disciplines and maintains a major presence in stock and bond markets worldwide.

At a Special Meeting of Shareholders held on October 8, 1999, shareholders of the Fund approved a new investment advisory agreement with Morgan Grenfell, Inc. As of October 6, 1999, Morgan Grenfell, Inc. has been renamed Deutsche Asset Management Inc. (DAMI). The new investment advisory agreement with DAMI may be implemented within two years of the date of the Special Meeting upon approval of a majority of the members of the Board of Trustees who are not "interested persons," generally referred to as Independent Trustees. Shareholders of the Fund also approved a new sub-investment advisory agreement among the Trust, DAMI and Bankers Trust under which Bankers Trust may perform certain of DAMI's responsibilities, at DAMI's expense, upon approval of the Independent Trustees, within two years of the date of the Special Meeting. Under the new investment advisory agreement and new sub-advisory agreement, the compensation paid and the services provided would be the same as those under the existing advisory agreement with Bankers Trust.

About DAMI. DAMI is located at 885 Third Avenue, 32nd Floor, New York, New York 10022. DAMI provides a full range of investment advisory services to institutional clients. DAMI serves as investment adviser to ten other investment companies and as sub-adviser to five other investment companies.

On March 11, 1999, Bankers Trust announced that it had reached an agreement with the United States Attorney's Office in the Southern District of New York to resolve an investigation concerning inappropriate transfers of unclaimed funds and related record-keeping problems that occurred between 1994 and early 1996. Bankers Trust pleaded guilty to misstating entries in the bank's books and records and agreed to pay a $63.5 million fine to state and federal authorities. On July 26, 1999, the federal criminal proceedings were concluded with Bankers Trust's formal sentencing. The events leading up to the guilty pleas did not arise out of the investment advisory or mutual fund management activities of Bankers Trust or its affiliates.

As a result of the plea, absent an order from the SEC, Bankers Trust would not be able to continue to provide investment advisory services to the Fund. The SEC has granted a temporary order to permit Bankers Trust and its affiliates to continue to provide investment advisory services to registered investment companies. There is no assurance that the SEC will grant a permanent order.

Other Services. Bankers Trust provides administrative services--such as portfolio accounting, legal services and others--for the Fund. In addition, Bankers Trust, or your broker or financial advisor, performs the functions necessary to establish and maintain your account. Besides setting up the account and processing your purchase and sale orders, these functions include:
 . keeping accurate, up-to-date records for your individual Fund account;
 . implementing any changes you wish to make in your account information;
 . processing your requests for cash dividends and distributions from the Fund; . answering your questions on the Fund's investment performance or administration;
 . sending proxy reports and updated information about the Fund to you; and . collecting your executed proxies.

Brokers and financial advisors may charge additional fees to investors only for those services not otherwise included in the Bankers Trust servicing agreement, such as cash management, or special trust or retirement-investment reporting.

CALCULATING THE FUND'S SHARE PRICE
We calculate the price of the Fund's shares (also known as the "Net Asset Value" or "NAV") at 5:30 p.m. Eastern time each day that the Fund is open for business. If the markets for the Fund's primary investments close early, the Fund will cease taking purchase and redemption orders at that time. In accordance with the standard formula for valuing mutual fund shares, we deduct all of the Fund's liabilities from the total value of its assets and divide the result by the number of shares outstanding.

The Fund uses the amortized cost method to account for any premiums or discounts above or below the face value of any securities it buys. This method writes down the premium or marks up the discount at a constant rate until maturity. It does not reflect daily fluctuations in market value. All cash receivables and current payments are valued at face value.

-------------------------------------------------------------------------------
The Fund is open every week, Monday through Friday, except when the following holidays are celebrated: New Year's Day, Martin Luther King, Jr. Day (the third Monday in January), Presidents' Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), Independence Day, Labor Day
(the first Monday in September), Columbus Day (the second Monday in October), Veterans' Day (November 11), Thanksgiving Day (the fourth Thursday in
November) and Christmas Day. The markets for the Fund's primary investments may close early on the business day before each of these holidays, on the day after Thanksgiving and the day before Christmas Eve, and on other days for other unforeseeable reasons.

                                       8
                                       --

                          A Detailed Look at the Institutional Daily Assets Fund

Other assets are valued at fair value as determined in good faith by the Fund's Board. The Fund's Net Asset Value will normally be $1.00 a share.

DIVIDENDS AND DISTRIBUTIONS
The Fund declares dividends from its net income daily and pays the dividends on a monthly basis.

The Fund reserves the right to include in the daily dividend any short-term capital gains on securities that it sells. Also, the Fund will normally declare and pay annually any long-term capital gains as well as any short-term capital gains that it did not distribute during the year.

We automatically reinvest all dividends and capital gains, if any, unless you tell us otherwise.

TAX CONSIDERATIONS
The Fund does not ordinarily pay income taxes. You and other shareholders pay taxes on the income or capital gains from the Fund's holdings. Your taxes will vary from year to year, based on the amount of capital gain distributions and dividends paid out by the Fund. You owe the taxes whether you receive cash or choose to have distributions and dividends reinvested. Distributions and dividends usually create the following tax liability:

Transaction                                              Tax Status
--------------------------------------------------------------------------------
Income dividends                                         Ordinary income
Short-term capital gain distributions                    Ordinary income
Long-term capital gain distributions                     Capital gains

Every year the Fund will send you information on the distributions for the previous year.

Because each investor's tax circumstances are unique and because the tax laws are subject to change, we recommend that you consult your tax advisor about your investment.

BUYING AND SELLING FUND SHARES
It is expected that the majority of investors in the Fund will issue standing orders, effective on or before 5:30 p.m., Eastern time each day, on which the Fund is open, to invest in the Fund cash collateral received in connection with securities lending transactions.

Three copies of a Subscription Agreement for use in subscribing to purchase shares of the Fund accompany delivery of this Memorandum to prospective investors. In order to purchase shares of the Fund, a prospective investor must satisfactorily complete, execute and deliver each copy of the Subscription Agreement to Bankers Trust Company, 130 Liberty Street, New York, New York 10006, and the purchase must be accepted by the Fund's Placement Agent, ICC Distributors, Inc.

Important Information About Buying and Selling Shares

 . After your order is executed, we buy or sell your shares at the next price calculated on a day the Fund is open for business.
 . We do not pay dividends on shares the day they are sold.
 . We remit proceeds from the sale of shares in U.S. dollars (unless the redemption is so large that it is made "in-kind").
 . We do not issue share certificates.
 . If your redemption exceeds $250,000, we reserve the right to redeem it "in-kind" with a pro-rata distribution of securities actually held by a Fund, rather than in cash.
 . We reserve the right to reject any purchase order.

                                       9
                                       --

A Detailed Look at the Institutional Daily Assets Fund

The table below provides a picture of the Fund's financial performance since inception. The information selected reflects financial results for a single Fund share. The total returns in the table represent the rates of return that an investor would have earned on an investment in the Fund, assuming reinvestment of all dividends and distributions. This information has been audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is included in the Fund's annual report. The annual report is available free of charge by calling us collect at 1-800-730-1313.

Financial Highlights


                              For the years ended June 30,     For the period
                            ------------------------------   November 13, 1996/1/
                                 1999              1998        to June 30, 1997
---------------------------------------------------------------------------------
Per Share Operating
 Performance:
Net Asset Value,
 Beginning of Period          $     1.00        $     1.00        $     1.00
---------------------------------------------------------------------------------
Income from Investment
 Operations
Net Investment Income               0.05              0.06              0.03
---------------------------------------------------------------------------------
Net Realized Gain from
 Investment Transactions            0.00/2/           0.00/2/           0.00/2/
---------------------------------------------------------------------------------
Total from Investment
 Operations                         0.05              0.06              0.03
---------------------------------------------------------------------------------
Distributions to
 Shareholders
Net Investment Income              (0.05)            (0.06)            (0.03)
---------------------------------------------------------------------------------
Net Asset Value, End of
 Period                       $     1.00        $     1.00        $     1.00
---------------------------------------------------------------------------------
Total Investment Return             5.25%             5.71%             3.46%
---------------------------------------------------------------------------------
Supplemental Data and
 Ratios:
Net Assets, End of
 Period (000s omitted)        $7,804,575        $5,729,267        $2,748,056
---------------------------------------------------------------------------------
Ratios to Average Net
 Assets:
Net Investment Income               5.11%             5.55%             5.43%/3/
---------------------------------------------------------------------------------
Expenses                            0.12%             0.12%             0.12%/3/
Decrease Reflected in
 Above Expense Ratio Due
 to Reimbursed Expenses
 and/or  Fees Waived by
 Bankers Trust                     0.002%            0.002%             0.01%
---------------------------------------------------------------------------------

/1/Commencement of operations.
/2/Less than $0.01 per share.
/3/Annualized.

                                       10
                                       --

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

[LOGO OF BANKERS TRUST APPEARS HERE]

--                                                                         --

 Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders.

 You can find more detailed information about the Fund in the current Confidential Statement of Additional Information, dated October 28, 1999, which we have filed electronically with the Securities and Exchange Commission (SEC) and which is incorporated by reference. To receive your free copy of the Confidential Statement of Additional Information, the annual or semi-annual report, or if you have questions about investing in the Fund, write to us at:

                           BT Service Center
                           P.O. Box 219210
                           Kansas City, MO 64121-9210
 or call us collect at:    1-800-730-1313


 You can find reports and other information about the Fund on the SEC website (http://www.sec.gov), or you can get copies of this information, after payment of a duplicating fee, by writing to the Public Reference Section of the SEC, Washington, D.C. 20549-6009. Information about the Fund, including its Confidential Statement of Additional Information, can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. For information on the Public Reference Room, call the SEC at 1-800-SEC-0330.

 --                                                                        --



Institutional Daily Assets Fund
BT Institutional Funds                                   814PRO (10/99)

Placement Agent:                                         811-6071
ICC Distributors, Inc.
Two Portland Square
Portland, ME 04101

                           DO NOT COPY OR CIRCULATE

Investor  __________________________________________           Copy #_____

                                CONFIDENTIAL STATEMENT OF ADDITIONAL INFORMATION

                                                                OCTOBER 28, 1999

BT Institutional Funds

 .  Institutional Daily Assets Fund

BT Institutional Funds (the "Trust") is an open-end management investment company that offers investors a selection of investment portfolios, each having distinct investment objectives and policies. The Trust was organized on March 26, 1990, as a Massachusetts Business Trust under the laws of the Commonwealth of Massachusetts. This Confidential Statement of Additional Information ("SAI") relates to the Institutional Daily Assets Fund (the "Fund"), a series of the Trust.

Shares of the Fund are sold by ICC Distributors, Inc. ("ICC Distributors"), the Trust's Distributor (and the Fund's Placement Agent), primarily to clients and customers of Bankers Trust Company ("Bankers Trust") that participate in Bankers Trust's securities lending program. Bankers Trust serves as the Fund's investment adviser (the "Adviser").

THE SECURITIES DESCRIBED IN THIS SAI ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL SAI. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SHARES OF THE FUND ARE BEING OFFERED ONLY TO INVESTORS WHO QUALIFY AS BOTH (1) ACCREDITED INVESTORS AS DEFINED UNDER REGULATION D

UNDER THE SECURITIES ACT AND (2) INSTITUTIONAL INVESTORS. SHARES OF THE FUND ARE NOT BEING OFFERED TO INDIVIDUALS OR TO ENTITIES ORGANIZED FOR THE PURPOSE OF INVESTING ON BEHALF OF INDIVIDUALS. NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS SAI HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.

NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS ON ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST'S REGISTRATION STATEMENT.

INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY MEET CERTAIN FINANCIAL REQUIREMENTS AND THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS, RISKS AND MERITS OF AN INVESTMENT IN THE FUND.

The Fund's Confidential Private Offering Memorandum, which may be amended from time to time, is dated October 28, 1999. The Confidential Private Offering Memorandum provides the basic information investors should know before investing, and may be obtained without charge by calling the Fund collect at 1-800-730-1313. This SAI, which is not a Confidential Private Offering Memorandum, is intended to provide additional information regarding the activities and operations of the Trust and should be read in conjunction with the Confidential Private Offering Memorandum. Capitalized terms not otherwise defined in this Confidential Statement of Additional Information have the meanings accorded to them in the Fund's Confidential Private Offering Memorandum.

The Fund's audited Annual Report dated June 30, 1999, which either accompanies this SAI or has previously been provided to the investor to whom this SAI is being sent, is incorporated herein by reference.

Copies of the Annual Report and information regarding the Fund's current performance may be obtained by writing or telephoning: BT Service
Center, P.O. Box 219210, Kansas City, Missouri 64121-9210, 1-800-730-1313.

                      Investment Adviser and Administrator

                             BANKERS TRUST COMPANY


                                Placement Agent

                             ICC DISTRIBUTORS, INC.

                              Two Portland Square

                             Portland, Maine 04101

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           -----
Investment Objective, Policies and Restrictions and Risks.................................    5
   Investment Objective...................................................................    5
   Investment Policies....................................................................    5
   Additional Risk Factors................................................................   10
   Investment Restrictions................................................................   11
   Additional Investment Limitations......................................................   13
   Portfolio Turnover.....................................................................   13
   Portfolio Transactions.................................................................   14
Net Asset Value...........................................................................   15
Purchase and Redemption Information.......................................................   16
Management of the Trust ..................................................................   16
   Trustees of the Trust..................................................................   17
   Officers of the Trust..................................................................   19
   Investment Adviser ....................................................................   21
   Administrator..........................................................................   22
   Custodian and Transfer Agent...........................................................   23
   Use of Name............................................................................   24
   Banking Regulatory Matters.............................................................   24
   Counsel and Independent Accountants....................................................   24
Organization of the Trust.................................................................   25
Taxes.....................................................................................   26
Performance Information...................................................................   26
Financial Statements......................................................................   27
Appendix..................................................................................   28
Description of Securities Ratings.........................................................   28

             INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS AND RISKS

                              Investment Objective

The Fund seeks a high level of current income consistent with liquidity and the preservation of capital. There can, of course, be no assurance that any Fund will achieve its investment objective.

                              Investment Policies

The following is a discussion of the various investments of and techniques employed by the Fund.

Quality and Maturity of the Fund's Securities. The Fund will maintain a dollar-weighted average maturity of 90 days or less. All securities in which the Fund invests will have, or be deemed to have, remaining maturities of 397 days or less on the date of their purchase and will be denominated in U.S. dollars. Bankers Trust, acting under the supervision of and procedures adopted by the Board of Trustees of the Trust, will also determine that all securities purchased by the Fund present minimal credit risks. Bankers Trust will cause the Fund to dispose of any security as soon as practicable if the security is no longer of the requisite quality, unless such action would not be in the best interest of the Fund. High-quality, short-term instruments may result in a lower yield than instruments with a lower quality or longer term.

Obligations of Banks and Other Financial Institutions. For purposes of the Fund's investment policies with respect to bank obligations, the assets of a bank will be deemed to include the assets of its domestic and foreign branches. Obligations of foreign branches of U.S. banks and foreign banks may be general obligations of the parent bank in addition to the issuing bank or may be limited by the terms of a specific obligation and by government regulation. If Bankers Trust, acting under the supervision of the Board of Trustees, deems the instruments to present minimal credit risk, the Fund may invest in U.S. dollar-denominated obligations of foreign banks or foreign branches of U.S. banks, which include banks located in the United Kingdom, Grand Cayman Island, Nassau, Japan and Canada. Investments in these obligations may entail risks that are different from those of investments in obligations of U.S. domestic banks because of differences in political, regulatory and economic systems and conditions. These risks include future political and economic developments, currency blockage, the possible imposition of withholding taxes on interest payments, differing reserve requirements, reporting and record keeping requirements and accounting standards, possible seizure or nationalization of foreign deposits, difficulty or inability of pursuing legal remedies and obtaining judgments in foreign courts, possible establishment of exchange controls or the adoption of other foreign governmental restrictions that might affect adversely the payment of principal and interest on bank obligations. Foreign branches of U.S. banks and foreign banks may also be subject to less stringent reserve requirements and to different accounting, auditing, reporting and record keeping standards than those applicable to domestic branches of U.S. banks.

Commercial Paper. Commercial paper obligations in which the Fund may invest are short-term, unsecured negotiable promissory notes of U.S. or foreign corporations that at the time of purchase meet the rating criteria described in the Confidential Private Offering Memorandum. Investments in foreign commercial paper generally involve risks similar to those described above relating to obligations of foreign banks or foreign branches of U.S. banks.

Variable Rate Master Demand Notes. Variable rate master demand notes are unsecured instruments that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate. Because variable rate master demand notes are direct lending arrangements between the Fund and the issuer, they are not ordinarily traded. Although no active secondary market may exist for these notes, the Fund will purchase only those notes under which it may demand and receive payment of principal and accrued interest daily or may resell the note to a third party. While the notes are not typically rated by credit rating agencies, issuers of variable rate master demand notes must satisfy Bankers Trust, acting under the supervision of the Board of Trustees of the Fund, that the same criteria as set forth above for issuers of commercial paper are met. In the event an issuer of a variable rate master demand note defaulted on its payment obligation, the Fund might be unable to dispose of the note because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default. The face maturities of variable rate notes subject to a demand feature may exceed 397 days in certain circumstances. (See "Quality and Maturity of the Fund's Securities" herein.)

U.S. Government Obligations. The Fund may invest in direct obligations issued by the U.S. Treasury or in obligations issued or guaranteed by the U.S. Treasury or by agencies or instrumentalities of the U.S. government ("U.S. Government Obligations"). Certain short-term

U.S. Government Obligations, such as those issued by the Government National Mortgage Association ("GNMA"), are supported by the "full faith and credit" of the U.S. government; others, such as those of the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Federal National Mortgage Association are solely the obligations of the issuing entity but are supported by the discretionary authority of the U.S. government to purchase the agency's obligations; and still others, such as those of the Student Loan Marketing Association, are supported by the credit of the instrumentality. No assurance can be given that the U.S. government would provide financial support to U.S. government-sponsored instrumentalities if it is not obligated to do so by law.

Examples of the types of U.S. Government Obligations that the Fund may hold include, but are not limited to, in addition to those described above and direct U.S. Treasury obligations, the obligations of the Federal Housing Administration ("FHA"), Farmers Home Administration, Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Farm Credit Banks, Federal Farm Credit Banks Funding Corp., Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Federal Land Banks and Maritime Administration.

Other Debt Obligations. The Fund may invest in deposits, bonds, notes and debentures and other debt obligations that at the time of purchase have, or are comparable in priority and security to other securities of such issuer which have, outstanding short-term obligations meeting the above short-term rating requirements, or if there are no such short-term ratings, are determined by Bankers Trust, acting under the supervision of the Board of Trustees of the Trust, to be of comparable quality and are rated in the top three highest long-term rating categories by the NRSROs rating such security.

Asset-Backed Securities. The Fund may also invest in securities generally referred to as asset-backed securities, which directly or indirectly represent a participation interest in, or are secured by and payable from, a stream of payments generated by particular assets such as motor vehicle or credit card receivables. Asset-backed securities may provide periodic payments that consist of interest and/or principal payments. Consequently, the life of an asset-backed security varies with the prepayment and loss experience of the underlying assets."

Repurchase Agreements. The Fund may engage in repurchase agreement transactions with banks and governmental securities dealers approved by the Trust's Board of Trustees. Under the terms of a typical repurchase agreement, the Fund would acquire U.S. Government Obligations regardless of maturity, subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed price and time, thereby determining the yield during the Fund's holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Fund's holding period. The value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligations, including interest. The Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Fund is delayed in or prevented from exercising its rights to dispose of the collateralized securities, including the risk of a possible decline in the value of the underlying securities during the period in which the Fund seeks to assert these rights. Bankers Trust, acting under the supervision of the Board of Trustees of the Trust, reviews the creditworthiness of those banks and dealers with which the Fund enters into repurchase agreements and monitors on an ongoing basis the value of the securities subject to repurchase agreements to ensure that it is maintained at the required level.

Reverse Repurchase Agreements. The Fund may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, and not for leverage, by among other things, agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Fund enters into a reverse repurchase agreement it segregates cash, U.S. Government Obligations or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the repurchase price of those securities. Reverse repurchase agreements are considered to be borrowings by the Fund.

When-Issued and Delayed-Delivery Securities. To secure prices deemed advantageous at a particular time, the Fund may purchase securities on a when-issued or delayed-delivery basis, in which case delivery of the securities occurs beyond the normal settlement period; payment for or delivery of the securities would be made prior to the reciprocal delivery or payment by the other party to the transaction. The Fund will enter into when-issued or delayed-delivery transactions for the purpose of acquiring securities and not for the purpose of leverage. When-issued securities purchased by the Fund may include securities purchased on a "when, as, and if issued" basis under which the issuance of the securities depends on the occurrence of a subsequent event. Securities purchased on a when-issued or delayed-delivery basis may expose the Fund to risk because the securities may experience fluctuations in value prior to their actual delivery. The Fund does not accrue income with respect to a when-issued or delayed-delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed-delivery basis can involve the additional risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Upon purchasing a security on a when-issued or delayed-delivery basis, the Fund will segregate cash or liquid securities in an amount at least equal to the when-issued or delayed-delivery commitment.

Investment in Other Investment Companies. In accordance with applicable law, the Fund may invest its assets in other money market funds with comparable investment objectives. In general, the Fund may not (1) purchase more than 3% of any other money market fund's voting stock; (2) invest more than 5% of its assets in any single money market fund; and (3) invest more than 10% of its assets in other money market funds (unless permitted by an exemptive order of the SEC).

Illiquid Securities. The Fund may not invest more than 10% of its net assets in securities which are illiquid or otherwise not readily marketable (such securities may include securities which are subject to legal or contractual restrictions on resale and repurchase agreements with maturities over seven days). If a security becomes illiquid after purchase by a Fund, the Fund will normally sell the security as soon as is reasonably practicable unless if to do so would not be in the best interests of shareholders.

Credit Enhancement. Certain of the Fund's acceptable investments may be credit-enhanced by a guaranty, letter of credit, or insurance from a third party. Any bankruptcy, receivership, default, or change in the credit quality of the third party providing the credit enhancement could adversely affect the quality and marketability of the underlying security and could cause losses to the Fund and affect the Fund's share price. Subject to the diversification limits contained in Rule 2a-7, the Fund may have more than 25% of its total assets invested in securities issued by or credit-enhanced by banks or other financial institutions.

Additional Risk Factors

In addition to the risks discussed above, the Fund's investments may be subject to the following risk factors:



The Fund's investment objective is not a fundamental policy and may be changed upon notice to, but without the approval of, the Fund's shareholders. If there is a change in the Fund's investment objective, the Fund's shareholders should consider whether the Fund remains an appropriate investment in light of their then-current needs

It is expected that money used to purchase Fund shares will be comprised of cash collateral which the Fund's institutional investors receive in connection with their participation in Bankers Trust's securities lending program. The amount of such collateral is subject to periodic fluctuation, and accordingly the Fund may experience large purchases and redemptions over a relatively short time period which may impact the Fund's ability to optimize cash management. To assist the Fund in remaining fully invested, pursuant to its request, the Fund has received an order from the SEC granting the Fund and Bankers Trust permission to jointly enter into repurchase agreements and other investments with non-affiliated banks, broker-dealers or other issuers with respect to amounts to be received on any day. Such investments will be apportioned between the Fund and Bankers Trust in such a manner as to maximize the investment of cash by the Fund.

Rating Services. The ratings of Moody's and S&P represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, the Adviser also makes its own evaluation of these securities, subject to review by the Board of Trustees. After purchase by the Fund, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. Neither event would require the Fund to eliminate the obligation from its portfolio, but the Adviser will consider such an event in its determination of whether the Fund should continue to hold the obligation. A description of the ratings categories of Moody's and S&P is set forth in the Appendix to this SAI.

Investment Restrictions

Fundamental Policies. The investment restrictions below have been adopted by the Trust with respect to the Fund as fundamental policies. Under the Investment Company Act of 1940, as amended (the "1940 Act"), a "fundamental" policy may not be changed without the "vote of a majority of the outstanding voting securities" of the Fund, which is defined in the 1940 Act as the lesser of (a) 67% or more of the shares of the Fund present at a shareholder meeting of the Fund if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund. The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities.

As a matter of fundamental policy, the Fund may not:

     1. Borrow money or mortgage or hypothecate assets of the Fund, except that in an amount not to exceed 10% of the current value of the Fund's total assets, it may borrow money as a temporary measure for extraordinary or emergency purposes and enter into reverse repurchase agreements or dollar roll transactions, and except that it may pledge, mortgage or hypothecate not more than 10% of such assets to secure such borrowings (it is intended that money would be borrowed only from banks or through reverse repurchase agreements and only either to accommodate redemption requests while effecting an orderly liquidation of portfolio securities or to maintain liquidity in the event of an unanticipated failure to complete a portfolio security transaction or other similar situations), provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute. (As an operating policy, the Fund may not engage in dollar roll transactions or options and futures);

     2. Underwrite securities issued by other persons except insofar as the Trust or the Fund may technically be deemed an underwriter under the Securities Act of 1933, as amended (the "1933 Act"), in selling a portfolio security;

     3. Make loans to other persons except (a) through the use of repurchase agreements or the purchase of short-term obligations or (b) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

     4. Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts), in the ordinary course of business (except that the Fund may hold and sell, for the Fund's portfolio, real estate acquired as a result of the Fund's ownership of securities);

     5. Concentrate its investments in any particular industry (excluding U.S. Government Obligations), except that the Fund will invest more than 25% of its total assets in the obligations of banks and other financial institutions, and if it is deemed appropriate for the achievement of the Fund's investment objective, up to 25% of its total assets may be invested in any other industry; and

     6. Issue any "senior security" (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.

     7. With respect to of the Fund's total assets, invest more than 5% of its total assets in the securities of any one issuer (excluding cash and cash-equivalents, U.S. government securities and the securities of other investment companies) or own more than 10% of the voting securities of any issuer.

Notwithstanding the foregoing policies, the Fund has no present intention of engaging in transactions involving dollar rolls, futures and options contracts or loans of portfolio securities.

The Fund will only engage in such transactions upon approval of the Board of Trustees and appropriate disclosure to investors.

Additional Investment Limitations

The Fund may not invest more than 25% of its total assets in the securities of issuers in any single industry (excluding U.S. Government Obligations and repurchase agreements collateralized by U.S. Government Obligations), except that, under normal market conditions, more than 25% of the total assets of the Fund will be invested in obligations of banks and other financial institutions. As an operating policy, the Fund may not invest more than 5% of its total assets in the obligations of any one issuer except: (1) as may be permitted by Rule 2a-7 and (2) for U.S. Government Obligations and repurchase agreements collateralized fully thereby, which may be purchased without limitation. The Fund is also authorized to borrow for temporary purposes to meet redemptions, including entering into reverse repurchase transactions, in an amount up to 10% of its total assets and to pledge its assets to the same extent in connection with these borrowings. At the time of an investment, the Fund's aggregate holdings of repurchase agreements having a remaining maturity of more than seven calendar days (or which may not be terminated within seven calendar days upon notice by the Fund), time deposits having remaining maturities of more than seven calendar days and other illiquid securities will not exceed 10% of the Fund's net assets. If changes in the liquidity of certain securities cause the Fund to exceed such 10% limit, the Fund will take steps to bring the aggregate amount of its illiquid securities back below 10% of its net assets as soon as practicable, unless such action would not be in the best interest of the Fund. The Fund's limitations on investment in a single industry and on borrowing may not be changed without the approval of the shareholders of the Fund.

Portfolio Turnover

The Fund may attempt to increase yield by trading to take advantage of short-term market variations, which results in higher portfolio turnover. However, this policy does not result in higher brokerage commissions to the Fund as the purchases and sales of portfolio securities are usually effected as principal transactions. The Fund's turnover rate is not expected to have a material effect on their income and has been and is expected to be zero for regulatory reporting purposes.

Portfolio Transactions

Decisions to buy and sell securities and other financial instruments for the Fund are made by Bankers Trust, which also is responsible for placing these transactions, subject to the overall review of the Trust's Board of Trustees. Although investment requirements for the Fund are reviewed independently from those of the other accounts managed by Bankers Trust, investments of the type the Fund may make may also be made by these other accounts. When the Fund and one or more other accounts managed by Bankers Trust are prepared to invest in, or desire to dispose of the same security or other financial instrument, available investments or opportunities for sales will be allocated in a manner believed by Bankers Trust to be equitable to each. In some cases, this procedure may affect adversely the price paid or received by the Fund or the size of the position obtained or disposed of by the Fund.

Purchases and sales of securities on behalf of the Fund will be principal transactions. These securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. The cost of securities purchased from underwriters includes an underwriting commission or concession and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down. U.S. Government Obligations are generally purchased from underwriters or dealers, although certain newly issued U.S. Government Obligations may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality.

Over-the-counter purchases and sales are transacted directly with principal market makers except in those cases in which better prices and executions may be obtained elsewhere. Principal transactions are not entered into with persons affiliated with the Fund except pursuant to exemptive rules or orders adopted by the SEC. Under rules adopted by the SEC, broker-dealers may not execute transactions on the floor of any national securities exchange for the accounts of affiliated persons, but may effect transactions by transmitting orders for execution.

In selecting dealers to execute portfolio transactions on behalf of the Fund, Bankers Trust seeks the best overall terms available. In assessing the best overall terms available for any transaction, Bankers Trust will consider the factors it deems relevant, including the breadth of the market in the investment, the price of the investment and the financial condition and execution capability of the dealer for the specific transaction and on a continuing basis. In addition, Bankers Trust is authorized, in selecting parties to execute a particular transaction and in evaluating the best overall terms available, to consider the "brokerage services," but not "research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund.

NET ASSET VALUE

The Confidential Private Offering Memorandum discusses the time at which the NAV per share of the Fund is determined for purposes of sales and redemptions.

The valuation of the Fund's securities is based on their amortized cost, which does not take into account unrealized capital gains or losses. Amortized cost valuation involves initially valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, generally without regard to the impact of fluctuating interest rates on the market value of the instrument. Although this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument.

The Fund's use of the amortized cost method of valuing its securities is permitted by a rule adopted by the SEC. Under this rule, the Fund must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of 397 days or less (as determined under the rule), and invest only in securities determined by or under the supervision of the Trust's Board of Trustees to present minimal credit risks.

Pursuant to the rule, the Trust's Board of Trustees also has established procedures designed to allow investors in the Fund to establish, to the extent reasonably possible, the investors' price per share as computed for the purpose of sales and redemptions at $1.00. These procedures include review of the Fund's holdings by the Trust's Board of Trustees, at such intervals as it deems appropriate, to determine whether the value of the Fund's assets calculated by using available market quotations or market equivalents deviates from such valuation based on amortized cost.

The rule also provides that the extent of any deviation between the value of the Fund's assets based on available market quotations or market equivalents and such valuation based on amortized cost must be examined by the Trust's Board of Trustees. In the event the Trust's Board of Trustees determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, pursuant to the rule, the Trust's Board of Trustees must cause the Fund to take such corrective action as the Board of Trustees regards as necessary and appropriate, including: selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends or paying distributions from capital or capital gains; redeeming shares in kind; or valuing the Fund's assets by using available market quotations.

PURCHASE AND REDEMPTION INFORMATION

The Trust may suspend the right of redemption or postpone the date of payment for shares of the Fund during any period when: (a) trading in the Fund's primary markets is restricted by applicable rules and regulations of the SEC; (b) the Fund's primary markets are closed for other than customary weekend and holiday closings; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC.

Under the terms of a Placement Agent Agreement, ICC Distributors acts as Placement Agent on a '"best efforts" basis with respect to the sale of shares of the Fund. In addition to ICC Distributors' duties as Placement Agent, ICC Distributors may, in its discretion, perform additional functions in connection with transactions in the shares of the Fund.


MANAGEMENT OF THE TRUST

The Trust's Board of Trustees is composed of persons experienced in financial matters who meet throughout the year to oversee the activities of the Trust. In addition, the Trustees review contractual arrangements with companies that provide services to the Fund/Trust and review the Fund's performance.

The Trustees and officers of the Trust, their birthdates, and their principal occupations during the past five years are set forth below. Their titles may have varied during that period.

Trustees of the Trust

CHARLES P. BIGGAR (birth date: October 13, 1930) -- Trustee of the Trust; Trustee of each of the other investment companies in the BT Fund Complex/1/; Retired; former Vice President, International Business Machines ("IBM") and President, National Services and the Field Engineering Divisions of IBM. His address is 12 Hitching Post Lane, Chappaqua, New York 10514.

S. LELAND DILL (birth date: March 28, 1930) -- Trustee of the Trust; Trustee of each of the other investment companies in the BT Fund Complex; Retired; Director, Coutts (U.S.A.) International; Trustee, Phoenix-Zweig Trust/2/ and Phoenix-Euclid Market Neutral Fund/2/; former Partner, KPMG Peat Marwick; Director, Vintners International Company Inc.; Director, Coutts Trust Holdings Ltd., Director, Coutts Group; General Partner, Pemco/2/. His address is 5070 North Ocean Drive, Singer Island, Florida 33404.

MARTIN J. GRUBER (birth date: July 15, 1937) -- Trustee of the Trust; Trustee of each of the other investment companies in the BT Fund Complex; Nomura Professor of Finance, Leonard N. Stern School of Business, New York University (since
1964); Trustee, TIAA/2/; Trustee, SG Cowen Mutual Funds/2/; Trustee, Japan Equity Fund/2/; Trustee, Taiwan Equity Fund/2/. His address is 229 South Irving Street, Ridgewood, New Jersey 07450.

RICHARD HALE* (birth date: July 17, 1945) -- Trustee of the Trust; Trustee of each of the other investment companies in the BT Fund Complex; Managing Director, Deutsche Asset Management; Director, Flag Investors Funds/2/; Managing Director, Deutsche Banc Alex. Brown Incorporated; Director and President, Investment Company Capital Corp. His address is 205 Woodbrook Lane, Baltimore, Maryland 21212.
_________________

/1/ The "BT Fund Complex" consists of BT Investment Funds, BT Institutional Funds, BT Pyramid Mutual Funds, BT Advisor Funds, Cash Management Portfolio, Intermediate Tax Free Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity 500 Index Portfolio, Capital Appreciation Portfolio, Aset Management Portfolio and BT Investment Portfolios.

/2/ An investment company registered under the Investment Company Act of 1940, as amended (the "Act").

RICHARD J. HERRING (birth date: February 18, 1946) -- Trustee of the Trust; Trustee of each of the other investment companies in the BT Fund Complex; Jacob Safra Professor of International Banking, Professor of Finance and Vice Dean, The Wharton School, University of Pennsylvania (since 1972). His address is 325 South Roberts Road, Bryn Mawr, Pennsylvania 19010.

BRUCE E. LANGTON (birth date: May 10, 1931) -- Trustee of the Trust; Trustee of each of the other investment companies in the BT Fund Complex; Retired; Trustee, Allmerica Financial Mutual Funds (1992-present); Member, Pension and Thrift Plans and Investment Committee, Unilever U.S. Corporation (1989 to present)/3/; Director, TWA Pilots Directed Account Plan and 401(k) Plan (1988 to present)/2/. His address is 99 Jordan Lane, Stamford, Connecticut 06903.

PHILIP SAUNDERS, JR. (birth date: October 11, 1935) -- Trustee of the Trust; Trustee of each of the other investment companies in the BT Fund Complex; Principal, Philip Saunders Associates (Economic and Financial Analysis); former Director, Financial Industry Consulting, Wolf & Company; President, John Hancock Home Mortgage Corporation; Senior Vice President of Treasury and Financial Services, John Hancock Mutual Life Insurance Company, Inc. His address is 445 Glen Road, Weston, Massachusetts 02193.

HARRY VAN BENSCHOTEN (birth date: February 18, 1928) -- Trustee of the Trust; Trustee of each of the other investment companies in the BT Fund Complex; Retired; Director, Canada Life Insurance Corporation of New York. His address is 6581 Ridgewood Drive, Naples, Florida 34108.

* "Interested Person" within the meaning of Section 2(a)(19) of the Act. Mr. Hale is a Managing Director of Deutsche Asset Management, the U.S. asset management unit of Deutsche Bank and its affiliates.

The Board has an Audit Committee that meets with the Trust's independent accountants to
_________________

/3/ A publicly held company with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

review the financial statements of the Trust, the adequacy of internal controls and the accounting procedures and policies of the Trust. Each member of the Board except Mr. Hale also is a member of the Audit Committee.

Officers of the Trust

DANIEL O. HIRSCH (birth date: March 27, 1954) -- Secretary of the Trust; Director, Deutsche Banc Alex. Brown Incorporated and Investment Company Capital Corp. since July 1998; Assistant General Counsel, Office of the General Counsel, United States Securities and Exchange Commission from 1993 to 1998. His address is One South Street, Baltimore, Maryland 21202.

JOHN A. KEFFER (birth date: July 14, 1942) -- President and Chief Executive Officer of the Trust; President, Forum Financial Group L.L.C. and its affiliates; President, ICC Distributors, Inc./4/ His address is ICC Distributors, Inc., Two Portland Square, Portland, Maine 041011.

CHARLES A. RIZZO (birth date: August 5, 1958) Treasurer of the Trust; Vice President and Department Head, Deutsche Asset Management since 1998; Senior Manager, PricewaterhouseCoopers LLP from 1993 to 1998. His address is One South Street, Baltimore, MD 21202.

Messrs. Hirsch, Keffer and Rizzo also hold similar positions for other investment companies for which ICC Distributors, or an affiliate serves as the principal underwriter.

No person who is an officer or director of Bankers Trust is an officer or Trustee of the Trust. No director, officer or employee of ICC Distributors, Inc. or any of its affiliates will receive any compensation from the Trust for serving as an officer or Trustee of the Trust.



________________________________________________________________________________

/4/ Underwriter/distributor for the Trust, Mr. Keffer owns 100% of the shares of ICC Distributors, Inc.

Compensation Table*
                                               Aggregate                       Total Compensation
Name of Person,                                Compensation                    from Fund Complex
Position                                       from Trust**                    Paid to Trustees***

Charles P. Biggar, Trustee                     $1,154.40                       $36,250.00

Richard J. Herring, Trustee                    $3,205.14                       $35,000.00

Bruce E. Langton, Trustee                      $3,108.99                       $35,000.00

* Mssrs. Dill, Gruber, Hale, Saunders and Van Benschoten were elected to the Board of Trustees on October 8, 1999; therefore, they did not receive any compensation from the Trust in the last fiscal year.

** Information is furnished for the Trust's most recent fiscal year ended June 30, 1999.

*** Aggregated information is furnished for the BT Family of Funds, which consists of the following: BT Investment Funds, BT Institutional Funds, BT Pyramid Mutual Funds, BT Advisor Funds, Cash Management Portfolio, Intermediate Tax Free Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio and BT Investment Portfolios. The compensation provided is for the calendar year ended December 31, 1998.

As of October 1, 1999, the Trustees and officers of the Trust owned in the aggregate less than 1% of the shares of the Fund or the Trust (all series taken together).

As of October 1, 1999, the following shareholders of record owned 5% or more of the outstanding shares of the Fund: Fidelity Concord Trust: Spartan U.S. Equity Index (500) Fund, 82 Devonshire Street, Boston, Massachusetts 02109, was the owner of record of approximately

18% of the Fund's outstanding shares; Los Angeles Fire and Police Pension Systems, 360 East Second Street, Suite 600, Department of Pensions, Los Angeles, CA 90012, was the owner of record of approximately 10% of the Fund's outstanding shares; Lockheed Martin Investment Management Company, 6705 Rockledge Drive, Suite 550, Bethesda, Maryland 20817, was the owner of record of approximately 7% of the Fund's outstanding shares; Fidelity Concord Street Trust: Spartan Market Index (500) Fund, 82 Devonshire Street, Boston, Massachusetts 02109, was the owner of record of approximately 6% of the Fund's outstanding shares; State of Oklahoma Teachers Retirement System, State Capital, 2801 North Lincoln Blvd., P.O. Box 53524, Oklahoma City, OK 73152, was the owner of record of approximately 5% of the Fund's outstanding shares.

Investment Adviser

Bankers Trust is the Fund's investment adviser. Bankers Trust is the principal banking subsidiary of Bankers Trust Corporation. Bankers Trust Corporation is a wholly owned subsidiary of Deutsche Bank. Deutsche Bank is a banking company with limited liability organized under the laws of the Federal Republic of Germany. Deutsche Bank is the parent company of a group consisting of banks, capital markets companies, fund management companies, mortgage banks, a property finance company, installment financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies.

Bankers Trust may have deposit, loan and other commercial banking relationships with the issuers of obligations which may be purchased on behalf of the Fund, including outstanding loans to such issuers which could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. Bankers Trust has informed the Fund that, in making its investment decisions, it does not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for the Fund, Bankers Trust will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Fund is a customer of Bankers Trust, its parent or its subsidiaries or affiliates. Also, in dealing with its customers, Bankers Trust, its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by any fund managed by Bankers Trust or any such affiliate.

Under the Advisory Agreement, Bankers Trust receives a fee from the Fund, computed daily and paid monthly, at the annual rate of 0.10% the average daily net assets of the Fund. For the fiscal years ended June 30, 1999 ending June 30, 1999 and, and 1998, and for the period from November 13, 1996 (commencement of operations) to June 30, 1997, Bankers Trust earned $6,368,995, and $4,260,363, and $1,293,002, respectively, as compensation for investment advisory services provided to the Fund. During the same periods, Bankers Trust reimbursed $115,594, and $75,882 and $79,812, respectively, to the Fund to cover expenses.

At a Special Meeting held on October 8, 1999, shareholders of the Fund also approved a new investment advisory agreement with Morgan Grenfell, Inc. As of October 5, 1999, Morgan Grenfell, Inc. has been renamed Deutsche Asset Management Inc. ("DAMI"). The new investment advisory agreement with DAMI may be implemented within two years of the date of the Special Meeting upon approval of a majority of the members of the Board of Trustees who are not "interested persons" ("Independent Trustees"). Shareholders of the Fund also approved a new sub-investment advisory agreement among each Fund or its portfolio, DAMI and Bankers Trust under which Bankers Trust may perform certain of DAMI's responsibilities, at DAMI's expense, upon approval of the Independent Trustees, within two years of the date of the Special Meeting. DAMI is a subsidiary of Deutsche Asset Management Ltd., a wholly owned subsidiary of Deutsche Morgan Grenfell Group PLC, an investment holding company which is, in turn, a wholly owned subsidiary of Deutsche Bank.

Administrator

Under the administration and services agreements, Bankers Trust is obligated on a continuous basis to provide such administrative services as the Board of Trustees of the Trust reasonably deems necessary for the proper administration of the Trust. Bankers Trust will generally assist in all aspects of the Fund's operations; supply and maintain office facilities (which may be in Bankers Trust's own offices), statistical and research data, data processing services, clerical, accounting, bookkeeping and record keeping services (including without limitation the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by other agents of the Trust), internal auditing, executive and administrative services, and stationery and office supplies; prepare reports to shareholders or investors; prepare and file tax returns; supply financial information and supporting data for reports to and filings with the SEC and various state Blue Sky authorities, if applicable; supply supporting documentation for meetings of the Board of Trustees; provide monitoring reports and assistance regarding compliance with the Trust's Declaration of Trust, by-laws, investment objectives and policies and with applicable federal and state securities laws; arrange for appropriate insurance coverage; calculate the NAV, net income and realized capital gains or losses of the Trust; and negotiate arrangements with, and supervise and coordinate the activities of, agents and others retained to supply services.

For the fiscal periods years ending June 30, 1999 and June 30, 1998 and for the period November 13, 1996 (commencement of operations) to June 30, 1997,
Bankers Trust earned $1,273,799, and $852,019 and $258,600, respectively, in compensation for administrative and other services provided to the Fund.

Custodian and Transfer Agent

Bankers Trust, 130 Liberty Street (One Bankers Trust Plaza), New York, New York 10006, serves as custodian and transfer agent for the Trust and as custodian for the Fund pursuant to the Administration and Services Agreements discussed above. As custodian, Bankers Trust holds the Fund's assets. For such services, Bankers Trust receives monthly fees from the Fund, which are included in the administrative services fees discussed above. As transfer agent for the Trust, Bankers Trust maintains the shareholder account records for the Fund, handles certain communications between shareholders and the Fund and causes to be distributed any dividends and distributions payable by the Fund. Bankers Trust is also reimbursed by the Fund for its out-of-pocket expenses. Bankers Trust will comply with the self-custodian provisions of Rule 17f-2 under the 1940 Act.

Use of Name

The Trust and Bankers Trust have agreed that the Trust may use "BT" as part of its name for so long as Bankers Trust serves as investment adviser. The Trust has acknowledged that the term "BT" is used by and is a property right of certain subsidiaries of Bankers Trust and that those subsidiaries and/or Bankers Trust may at any time permit others to use that term.

The Trust may be required, on 60 days' notice from Bankers Trust at any time, to abandon use of the acronym "BT" as part of its name. If this were to occur, the Trustees would select an appropriate new name for the Trust, but there would be no other material effect on the Trust, its shareholders or activities.

Banking Regulatory Matters

Bankers Trust has been advised by its counsel that in its opinion Bankers Trust may perform the services for the Fund contemplated by the Advisory Agreement and other activities for the Trust described in the Confidential Private Offering Memorandum and this SAI without violation of the Glass-Steagall Act or other applicable banking laws or regulations. However, counsel has pointed out that future changes in either Federal or state statutes and regulations concerning the permissible activities of banks or trust companies, as well as future judicial or administrative decisions or interpretations of present and future statutes and regulations, might prevent Bankers Trust from continuing to perform those services for the Trust. If the circumstances described above should change, the Trust's Board of Trustees would review the Trust's relationship with Bankers Trust and consider taking all actions necessary in the circumstances.

Counsel and Independent Accountants

Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099, serves as Counsel to the Trust and from time to time provides certain legal services to Bankers Trust. PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, Maryland 21201 has been selected as Independent Accountants for the Trust.

ORGANIZATION OF THE TRUST

BT Institutional Funds was organized on March 26, 1990 under the laws of the Commonwealth of Massachusetts. The Fund is a separate series of the Trust. The Trust offers shares of beneficial interest of separate series, par value $0.001 per share. The shares of the other series of the Trust are offered through separate prospectuses and statements of additional information. The shares of each series participate equally in the earnings, dividends and assets of the particular series. The Trust may create and issue additional series of shares. Each Trust's Declaration of Trust permits the Trustees to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interest in a series. Each share represents an equal proportionate interest in a series with each other share. Shares when issued are fully paid and non-assessable, except as set forth below. Shareholders are entitled to one vote for each share held. No series of shares has any preference over any other series.

The Trust is an entity commonly known as a "Massachusetts business trust." Massachusetts law provides that shareholders could under certain circumstances be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of this disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or a Trustee. The Declaration of Trust provides for indemnification from the Trust's property for all losses and expenses of any shareholder held personally liable for the obligations of the Trust. Thus, the risk of shareholders incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations, a possibility that the Trust believes is remote. Upon payment of any liability incurred by the Trust, the shareholder paying the liability will be entitled to reimbursement from the general assets of the Trust. The Trustees intend to conduct the operations of the Trust in a manner so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the Trust.

The Trust is not required to hold annual meetings of shareholders but will hold special meetings of shareholders when in the judgment of the Trustees it is necessary or desirable to submit matters for a shareholder vote. Shareholders have under certain circumstances the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more Trustees without a meeting. When matters are submitted for shareholder vote, shareholders of the Fund will have one vote for each full share held and proportionate, fractional votes for fractional shares held. A separate vote of the Fund is required on any matter affecting the Fund on which shareholders are entitled to vote. Shareholders generally vote by Fund, except with respect to the election of Trustees and the ratification of the selection of independent accountants. Shareholders of the Fund are not entitled to vote on Trust matters that do not affect the Fund. There normally will be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders' meeting for the election of Trustees. Any Trustee may be removed from office upon the vote of shareholders holding at least two-thirds of the Trust's outstanding shares at a meeting called for that purpose. The Trustees are required to call such a meeting upon the written request of shareholders holding at least 10% of the Trust's outstanding shares.

Shares of the Trust do not have cumulative voting rights, which means that holders of more than 50% of the shares voting for the election of Trustees can elect all Trustees. Shares are transferable but have no preemptive, conversion or subscription rights. Upon liquidation of the Fund, shareholders of that Fund would be entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.

TAXES

The following is only a summary of certain tax considerations generally affecting the Fund and its shareholders, and is not intended as a substitute for careful tax planning. Shareholders are urged to consult their tax advisers with specific reference to their own tax situations.

The Trust intends that the Fund qualify as a separate regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"). Provided that the Fund is a regulated investment company, the Fund will not be liable for Federal income taxes to the extent all of its taxable net investment income and net realized long and short-term capital gains, if any, are distributed to its shareholders. Although the Trust expects the Fund to be relieved of all or substantially all Federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which they are otherwise deemed to be conducting business, that portion of the Fund's income which is treated as earned in any such state or locality could be subject to state and local tax. Any such taxes paid by the Fund would reduce the amount of income and gains available for distribution to its shareholders.

While the Fund does not expect to realize net long-term capital gains, any such gains realized will be distributed annually. Such distributions ("capital gain dividends"), if any, will be taxable to non tax-exempt shareholders as long-term capital gains, regardless of how long a shareholder has held Fund shares.

The Fund is designed to provide investors with liquidity and current income. The Fund is not intended to constitute a balanced investment program and is not designed for investors seeking capital gains, maximum income or maximum tax-exempt income irrespective of fluctuations in principal

PERFORMANCE INFORMATION

The "effective yield" of the Fund is an annualized "yield" based on a compounding of the unannualized base period return. These yields are each computed in accordance with a standard method prescribed by the rules of the SEC, by first determining the "net change in account value" for a hypothetical account having a share balance of one share at the beginning of a seven-day period (the "beginning account value"). The net change in account value equals the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares. The unannualized "base period return" equals the net change in account value divided by the beginning account value. Realized gains or losses or changes in unrealized appreciation or depreciation are not taken into account in determining the net change in account value.

The yields are then calculated as follows:

               Base Period Return   =    Net Change in Account Value
                                         ---------------------------
                                         Beginning Account Value


               Current Yield        =    Base Period Return x 365/7

               Effective Yield      =    [(1 + Base Period Return)/365/7/] - 1

The Fund's current yield for the seven days ended June 30, 1999 was 4.93% and the effective yield was 5.05%.

FINANCIAL STATEMENTS

The financial statements for the Fund for the year ended June 30, 1999 are incorporated herein by reference to the Annual Report to shareholders for the Fund dated June 30, 1999. A copy of the Fund's Annual Report may be obtained without charge by contacting the Fund.

APPENDIX

Description of Securities Ratings



Description of S&P commercial paper ratings:

Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+.

Description of Moody's commercial paper ratings:

The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations.

Description of Fitch Investors Service's commercial paper ratings:

F1+--Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F1--Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than the strongest issue.

Description of Duff & Phelps' commercial paper ratings:

Duff 1+--Highest certainty of timely payment. Short term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk free U.S. Treasury short term obligations.

Duff 1--Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

Description of Thomson Bank Watch Short-Term Ratings:

T-1--The highest category; indicates a very high likelihood that principal and interest will be paid on a timely basis.

T-2--The second-highest category; while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1".

T-3--The lowest investment-grade category; indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

T-4--The lowest rating category; this rating is regarded as non-investment grade and therefore speculative.

Investment Adviser and Administrator

BANKERS TRUST COMPANY



Distributor and Placement Agent

ICC DISTRIBUTORS, INC.



Custodian and Transfer Agent

BANKERS TRUST COMPANY



Independent Accountants

PRICEWATERHOUSECOOPERS LLP


Counsel

WILLKIE FARR & GALLAGHER

____________________

No person has been authorized to give any information or to make any representations other than those contained in the Fund's Confidential Private Offering Memorandum or its Confidential Statement of Additional Information in connection with the offering of the Fund's shares and, if given or made, such other information or representations must not be relied on as having been authorized by the Trust. Neither the Fund's Confidential Private Offering Memorandum nor its Confidential Statement of Additional Information constitutes an offer in any state in which, or to any person to whom, such offer may not lawfully be made.

_____________________

PART C    OTHER INFORMATION

Item 23. Exhibits.
         ---------

(a)        Amended and Restated Declaration of Trust dated March 29, 1990; 1
    (i) Fifteenth Amended and Restated Establishment and Designation of Series dated December 9, 1998; 9
(b)        By-Laws; 1
(c)        Incorporated by reference to (b) above;
(d)        Investment Advisory Agreement dated August 6, 1996; 2
    (i) Exhibit A to Investment Advisory Agreement dated August 6, 1996, as revised October 31, 1997; 3
(e)        Distribution Agreement dated August 11, 1998; 3
    (i) Appendix A to Distribution Agreement dated August 11, 1998, as revised December 9, 1998; 9
    (ii) Exclusive Placement Agent Agreement dated September 30, 1996 on behalf of Institutional Daily Assets Fund; 10
    (iii) Exclusive Placement Agent Agreement dated October 31, 1997 on behalf of Institutional Treasury Assets Fund; 5
(f)        Bonus or Profit Sharing Contracts -- Not applicable;
(g)        Custodian Agreement dated July 1, 1996; 4
    (i) Amendment #1 to Exhibit A dated March 26, 1997 of the Custodian Agreement; 4
    (ii)   Amendment #2 to Exhibit A dated October 8, 1997 of Custodian
           Agreement; 5
    (iii) Amendment #3 to Exhibit A dated October 31, 1997 of Custodian Agreement; 5
    (iv)   Cash Services Addendum dated December 18, 1998 to Custodian
           Agreement; 6
    (v)    Amendment #4 to Exhibit A dated December 9, 1998 of Custodian
           Agreement; 9
    (vi) Custodian Agreement dated September 10, 1996 on behalf of Institutional Daily Assets Fund; 4
(h)        Administration and Services Agreement dated October 28, 1992; 1
    (i) Exhibit D dated December 9, 1998 to the Administration and Services Agreement; 9
    (ii) Expense Limitation Agreement dated September 30, 1998 on behalf of International Equity Fund, International Small Company Equity Fund and Global Emerging Markets Equity Fund; 8
    (iii) Expense Limitation Agreement dated December 31, 1998, on behalf of Institutional Cash Management Fund, Institutional Cash Reserves, Institutional Treasury Money Fund, Equity 500 Index Fund, Institutional Liquid Assets Fund, and Institutional Treasury Assets Fund; 11
    (iv) Expense Limitation Agreement dated June 30, 1999, on behalf of Institutional Daily Assets Fund - filed herewith;
    (v) Expense Limitation Agreement dated June 4, 1999, on behalf of International Equity Fund -- filed herewith;
    (vi) Expense Limitation Agreement dated June 4, 1999, on behalf of Institutional Cash Management Fund, Institutional Cash Reserves Fund, Institutional Treasury Money Fund, Equity 500 Index Fund, Institutional Liquid Assets Fund, and Institutional Treasury Assets Fund -- filed herewith;

(i)  Legal Opinion - Not Applicable;
(j)  Consent of Independent Accountants - filed herewith
(k)  Omitted Financial Statements - Not Applicable;

(l)  (i)    Investment representation letter of initial shareholder of Equity
            500 Index Fund; 7
     (ii)   Investment representation letter of initial shareholder of
            Institutional Liquid Assets Fund; 1
     (iii)  Investment representation letter of initial shareholder of
            Institutional Daily Assets Fund; 2
(m)  Rule 12b-1 Plans - Not Applicable;
(n)  Financial Data Schedules - filed herewith;
(o) Multiple Class Expense Allocation Plan Adopted Pursuant to Rule 18f-3 dated March 26, 1997; 4
____________________

1. Incorporated by reference to Post-Effective Amendment No. 14 to the Registration Statement as filed with the Commission on July 5, 1995.
2. Incorporated by reference to Amendment No. 21 to the Registration Statement as filed with the Commission on September 24, 1996.
3. Incorporated by reference to Post-Effective Amendment No. 24 to the Registration Statement as filed with the Commission on November 24, 1998.
4. Incorporated by reference to Post-Effective Amendment No. 20 to the Registration Statement as filed with the Commission on September 10, 1997.
5. Incorporated by reference to Post-Effective Amendment No. 21 to the Registration Statement as filed with the Commission on January 28, 1998.
6. Incorporated by reference to Amendment No. 31 to the Registration Statement as filed with the Commission on October 27, 1998.
7. Incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement as filed with the Commission on April 30, 1992.
8. Incorporated by reference to Post-Effective Amendment No. 26 to the Registration Statement as filed with the Commission on January 28, 1999.
9. Incorporated by reference to Post-Effective Amendment No. 27 to the Registration Statement as filed with the Commission on February 8, 1999.
10. Incorporated by reference to Post-Effective Amendment No. 19 to the Registration Statement as filed with the Commission on March 17, 1997.
11. Incorporated by reference to Post-Effective Amendment No. 29 to the Registration Statement as filed with the Commission on April 30, 1999.

Item 24. Persons Controlled by or under Common Control with Registrant.
         --------------------------------------------------------------

None

Item 25. Indemnification.
         ----------------

Incorporated by reference to Post-Effective Amendment No. 17 to the Registration Statement as filed with the Commission on April 30, 1996.

Item 26. Business and Other Connections of Investment Adviser.
         -----------------------------------------------------

Bankers Trust serves as investment adviser to the Fund. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Deutsche Bank AG. Bankers Trust conducts a variety of commercial banking and trust activities and is a major wholesale supplier of financial services to the international institutional market.

To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Bankers Trust Corporation. Set forth below are the names and principal businesses of the directors and officers of Bankers Trust who to our knowledge as of July 28, 1999, are engaged in any other business, profession, vocation or employment of a substantial nature.

Josef Ackermann
Chairman of the Board, Chief Executive Officer and President, Bankers Trust; Member, Board of Managing Directors, Deutsche Bank AG. Address: Deutsche Bank AG, Taunusanlage 12, D-60262 Frankfurt am Main, Federal Republic of Germany.

Hans Angermueller
Director, Bankers Trust; Director of various corporations; Shearman and Sterling, of counsel. Address: Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022

George B. Beitzel
Director, Bankers Trust and Bankers Trust Corporation since 1977; Director of various corporations. Address: 29 King Street, Chappaqua, New York 10514-3432.

William R. Howell

Director, Bankers Trust; Chairman Emeritus, J.C. Penney Company, Inc.; Director of various corporations. Address: J.C. Penney Company, Inc., P.O. Box 10001, Dallas, Texas 74301-1109.

Hermann-Josef Lamberti
Director, Bankers Trust; Member, Board of Managing Directors, Deutsche Bank AG.
Address: Deutsche Bank AG, Taunusanlage 12, D-60262 Frankfurt am Main, Federal Republic of Germany.

John A. Ross
Director, Bankers Trust; Regional Chief Executive Officer, Deutsche Bank Americas Holding Corp. Address: Deutsche Bank, 31 West 52/nd/ Street, New York, New York 10019.

Ronaldo H. Schmitz
Director, Bankers Trust; Member, Board of Managing Directors, Deutsche Bank AG.
Address: Deutsche Bank AG, Taunusanlage 12, D-60262 Frankfurt am Main, Federal Republic of Germany.

Item 27. Principal Underwriters.

(a) ICC Distributors, Inc., the Distributor for shares of the Registrant, also acts as principal underwriter for the following open-end investment companies: BT Advisor Funds, BT Pyramid Mutual Funds, BT Investment Funds, Cash Management Portfolio, Intermediate Tax Free Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio and BT Investment Portfolio.

(b) Unless otherwise stated, the principal business address for the following persons is Two Portland Square, Portland, Maine 04101.


Name and Principal             Positions and Offices       Positions and Offices
Business Address               With Distributor            With Registrant
------------------             ----------------            ---------------

John Y. Keffer                 President                    None
Sara M. Morris                 Treasurer                    None
David I. Goldstein             Secretary                    None
Benjamin L. Niles              Vice President               None
Margaret J. Fenderson          Assistant Treasurer          None
Dana L. Lukens                 Assistant Secretary          None
Nanette K. Chern               Chief Compliance Officer     None

(c)  None

ITEM 28. Location of Accounts and Records.
         ---------------------------------

BT Institutional Funds:                       Deutsche Asset Management Inc.
(Registrant)                                  One South Street
                                              Baltimore, MD  21202

Bankers Trust Company:                        130 Liberty Street
(Custodian, Investment Adviser                New York, NY 10006
and Administrator)

Investors Fiduciary                           127 West 10th Street,
Trust Company:                                Kansas City, MO 64105.

ICC Distributors, Inc.:                       Two Portland Square
(Distributor)                                 Portland, ME 04101

ITEM 29. Management Services.
         --------------------

Not Applicable

ITEM 30. Undertakings.
         -------------

Not Applicable

                                  SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, BT INSTITUTIONAL FUNDS on behalf of one of its series, Institutional Daily Fund, has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Baltimore and the State of Maryland on this 28th day of October, 1999.


                              BT INSTITUTIONAL FUNDS


                              By: /s/ Daniel O. Hirsch


                              Daniel O. Hirsch, Secretary
                              April 26, 1999